UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 29, 2010, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the second quarter 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.  These non-GAAP measures exclude charges related to stock-based compensation, restructuring and impairment charges and recoveries, auction rate securities charges and recoveries and non-comparative charges in the first quarter of 2009 resulting from inventory reserves associated with reduced demand.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.   The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.
Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: July 29, 2010

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 29, 2010

ANADIGICS ANNOUNCES SECOND QUARTER 2010 RESULTS

Quarterly Net Sales of $51.7 Million; up 18.7% Sequentially
Achieved Earnings on both GAAP and Non-GAAP basis of $0.01 and $0.02 per diluted Share, respectively
Guides Third Quarter Net Sales to 11% sequential growth; GAAP and Non-GAAP EPS of breakeven and $0.04, respectively

WARREN, N.J., July 29, 2010—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported second quarter 2010 net sales of $51.7 million, a sequential increase of 18.7% and an increase of 64.2% above the second quarter of 2009.  For the six months ended July 3, 2010, net sales were $95.2 million, up approximately 54% over the prior year.   As of July 3, 2010, cash, cash equivalents and short and long-term marketable securities totaled $91.8 million.

GAAP net income for the second quarter of 2010 was $0.8 million, or $0.01 per share.   Excluding non-cash stock compensation expense of $2.3 million, recoveries in auction rate securities of $0.3 million and a recovery on the sale of a building in Kunshan, China of $1.7 million, non-GAAP net income was $1.1 million, or $0.02 per share.  Non–GAAP income improved sequentially by $0.06 per share.

“The results of our second quarter reflect the continued execution of our business initiatives highlighting increasing revenue, operational excellence, expanded market share and achieving profitability,” commented Mario Rivas, President and Chief Executive Officer.  “Our participation in a fast-growing 3G & 4G wireless market, which will require increasing power amplifier content over time, coupled with our strong product breadth provides for continued opportunities to build our revenue, increase our market share and improve our financial results.”

Outlook for the Third Quarter 2010

Net sales for the third quarter of 2010 are expected to increase approximately 11% sequentially to approximately $57.5 million from the second quarter revenue of $51.7 million.   GAAP EPS for the third quarter is expected to approximate breakeven.  Non-GAAP net income for the third quarter is expected to be approximately $0.04 per share, excluding non-cash stock compensation expense.  The diluted weighted average outstanding shares estimated for the third quarter approximates 67.5 million.

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring and impairment charges and recoveries, auction rate securities charges and recoveries and non-comparative charges in the first half of 2009 resulting from inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 86002971 (available until August 5, 2010).

Recent Highlights

July 13, 2010 - ANADIGICS Unveils New Range of Power Amplifiers for Booming 3G Mobile Device Market
June 1, 2010 - ANADIGICS Showcases 4G Technology Solutions at WiMAX Taipei 2010
May 19, 2010 - ANADIGICS Unveils High Linearity Power Amplifiers for Femtocell Markets
April 22, 2010 - ANADIGICS Celebrates 25 Years of Technology Innovation

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Net sales	$51,666	$31,463	$95,197	$61,958
Cost of sales	33,853	28,703	63,900	57,948
Gross profit	17,813	2,760	31,297	4,010
Research and development expenses	12,214	10,376	23,995	22,001
Selling and administrative expenses	6,892	6,338	13,884	13,770
Restructuring and impairment (recovery) charges	(1,717)	-	(1,717)	2,598
Operating income (loss)	424	(13,954)	(4,865)	(34,359)
Interest income	93	287	186	846
Interest expense	(43)	(591)	(95)	(1,182)
Other income (expense)	317	-	377	(1,545)
Net income (loss)	$791	$(14,258)	$(4,397)	$(36,240)

Net earnings (loss) per share
Basic	$0.01	$(0.23)	$(0.07)	$(0.58)
Diluted	$0.01	$(0.23)	$(0.07)	$(0.58)

Basic shares outstanding	64,902	62,209	64,553	61,976
Basic & dilutive shares outstanding	67,106	62,209	64,553	61,976

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net income (loss)	$791	$(14,258)	$(4,397)	$(36,240)
Stock compensation expense
Cost of sales	589	617	1,162	1,342
Research and development	832	1,117	1,683	2,548
Selling and administrative	883	1,243	2,016	2,688
Cost of sales adjustment (1)	-	-	-	1,410
Auction rate securities impairment / (recovery)	(303)	-	(341)	1,565
Restructuring and impairment (recovery) charges	(1,717)	-	(1,717)	2,598
Non-GAAP net income (loss)	$1,075	$(11,281)	$(1,594)	$(24,089)

Non-GAAP earnings (loss) per share *
Basic	$0.02	$(0.18)	$(0.02)	$(0.39)
Diluted	$0.02	$(0.18)	$(0.02)	$(0.39)

(*) Calculated using related GAAP shares outstanding

(1) Six months ended July 4, 2009 includes $1,410 inventory reserves charge for products with reduced demand recorded in first quarter of 2009.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	July 3, 2010	December 31, 2009
Assets	Unaudited

Current assets:
Cash and cash equivalents	$83,045	$83,172
Accounts receivable	29,714	20,013
Inventory	19,808	18,250
Prepaid expenses and other current assets	3,721	2,503
Total current assets	136,288	123,938

Marketable securities	8,752	9,354
Plant and equipment, net	74,111	80,884
Other assets	247	276
	$219,398	$214,452

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$15,235	$11,287
Accrued liabilities	11,374	10,208
Accrued restructuring costs	-	55
Total current liabilities	26,609	21,550

Other long-term liabilities	2,821	3,844

Stockholders’ equity	189,968	189,058
	$219,398	$214,452

* The condensed balance sheet at December 31, 2009 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.